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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF KIRKLAND & ELLIS]


                                  May 22, 1996



American Pad & Paper Company
17304 Preston Road
Suite 700
Dallas, Texas  75252

     Re:  American Pad & Paper Company of Delaware, Inc.
     Registration Statement on Form S-1
     Registration No. 333-3006
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Ladies and Gentlemen:

     We are acting as special counsel to American Pad & Paper Company of Delaware, Inc., a Delaware corporation formerly known as Williamhouse-Regency of Delaware, Inc. (the "Company"), in connection with the proposed registration by the Company of up to $200,000,000 in aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2005, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-3006) filed with the Securities and Exchange Commission (the "Commission") on March 29, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). We are also acting as special counsel to Williamhouse of California, Inc., Regency Thermographers, Inc., Regency Thermographers of California, Inc., Regency Thermographers of Illinois Inc., Regency-Sonnell Greetings, Inc., Regency Thermographers of Washington, Inc., the Precious Collection, Inc. and Stationery House Inc. VIP Division (collectively, the "Subsidiary Guarantors"), as issuers of guarantees (collectively, the "Guarantees") of the obligations of the Company under the Exchange Notes. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of December 1, 1995, among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee, in exchange for and in replacement of the Company's outstanding 13% Senior Subordinated Notes due 2005, Series A (the "Notes"), of which $200,000,000 in aggregate principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have
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                               KIRKLAND & ELLIS

American Pad & Paper Company
May 22, 1996
Page 2

deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation, as amended, and By-Laws of the Company and each Subsidiary Guarantor, (ii) minutes and records of the corporate proceedings of the Company and each Subsidiary Guarantor with respect to the issuance of the Exchange Notes and the Guarantees, respectively, (iii) the Registration Statement, and (iv) Registration Rights Agreement, dated December 1, 1995, among the Company, certain of the Subsidiary Guarantors, BT Securities Corporation and Wasserstein Perella Securities, Inc.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and each Subsidiary Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Board of Directors and the appropriate officers of the Company and each Subsidiary Guarantor have taken all necessary action to fix and approve the terms of the Exchange Notes and the Guarantees, respectively, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iv) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Notes, the Exchange Notes and the Guarantees will be validly issued obligations of the Company and each Subsidiary Guarantor, respectively.
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                               KIRKLAND & ELLIS

American Pad & Paper Company
May 22, 1996
Page 3

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                     Very truly yours,

                                     /s/ KIRKLAND & ELLIS

                                     KIRKLAND & ELLIS